[PALATIN LOGO OMITTED]

PALATIN TECHNOLOGIES, INC.
4C Cedar Brook Drive
Cranbury, New Jersey 08512

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE	June 9, 2005

TIME	9:30 a.m., Eastern Time

PLACE	Palatin's offices, Cedar Brook Corporate Center, 4C Cedar Brook Drive, Cranbury, New Jersey 08512

RECORD DATE	April 12, 2005

ITEMS OF BUSINESS	(1) approval of the 2005 Stock Plan; and (2) any other matters properly brought before the meeting.

STOCKHOLDER LIST	A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our offices, 4C Cedar Brook Drive, Cranbury, New Jersey 08512.

By order of the board of directors,
STEPHEN T. WILLS, Secretary
April 22, 2005

PALATIN TECHNOLOGIES, INC.

SPECIAL MEETING 2005

JUNE 9, 2005

Notice of Meeting	front cover

Voting Procedures and Solicitation	3

Approval of the 2005 Stock Plan	4
The 2005 Stock Plan	5
Options Granted to Management and Employees	10
Interest of Management in the Plan Approval	11

Executive Compensation	12
Summary Compensation Table	13
Option Grants in Last Fiscal Year	14
Aggregated Option Exercises and Fiscal Year-End Option Values	15
Ten-Year Option Repricings	15
Employment Agreements	16

PROXY STATEMENT, PAGE 2

PALATIN TECHNOLOGIES, INC.

SPECIAL MEETING 2004

PROXY STATEMENT

VOTING PROCEDURES AND SOLICITATION

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card. Your prompt voting may save us the expense of following up with a second mailing. We began sending out these proxy materials on approximately April 25, 2005.

METHODS OF VOTING

You may vote by signing and returning the enclosed proxy card or by voting in person at the meeting. If you send in a proxy card, and also attend the meeting in person, the proxy holders will vote your shares as you instructed on your proxy card, unless you inform the Secretary at the meeting that you wish to vote in person.

REVOKING A PROXY

You may revoke your proxy by:

•	signing and returning another proxy card at a later date;

•	sending written notice of revocation to the Secretary at our offices, 4C Cedar Brook Drive, Cranbury, New Jersey 08512; or

•	informing the Secretary and voting in person at the meeting.

To be effective, a later-dated proxy or written revocation must arrive at our corporate offices before the start of the meeting.

PROXY SOLICITATION

We are soliciting the enclosed proxy card on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers and employees may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock. We have engaged Georgeson Shareholder Communications, Inc. to solicit proxies for this special meeting. We are paying Georgeson $8,500 at the start of the solicitation and we may pay additional fees after the solicitation depending on the services we use, plus certain of Georgeson’s out-of-pocket expenses.

PROXY STATEMENT, PAGE 3

HOW PROXY CARDS ARE VOTED

The proxy holders named on the proxy card are Carl Spana, Ph.D., chief executive officer, president and a director, and Stephen T. Wills, chief financial officer, executive vice president, secretary and treasurer. The proxy holders will vote shares according to the stockholder’s instructions on the proxy card. If a signed proxy card does not contain instructions, then the proxy holders will vote the shares FOR approval of the 2005 Stock Plan, and in their discretion on any other business which may properly come before the meeting.

QUORUM AND VOTES REQUIRED

A majority of the votes of outstanding shares of common stock and Series A preferred stock, represented at the meeting in person or by proxy, constitutes a quorum. Abstentions and broker non-votes will count towards the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner. Common stock and Series A preferred stock will vote together as one class on the two items of business listed on the proxy card. Approval of the 2005 Stock Plan will require a majority of the votes cast on that question. Abstentions and broker non-votes will count neither for nor against the proposal.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

Holders of common stock and of Series A preferred stock at the close of business on the record date of April 12, 2005 are entitled to vote at the meeting.

Common stock:	54,049,039 shares outstanding, one vote per share

Series A preferred stock:	11,697 shares outstanding, approximately 38.02 votes per share, a total of 444,739 votes

APPROVAL OF THE 2005 STOCK PLAN

        The board has adopted the 2005 Stock Plan to provide for continued equity compensation when our 1996 Stock Option Plan reaches its limit of available stock, to replace the 1996 Stock Option Plan when it expires in 2006, and to provide a more comprehensive plan for equity compensation. The 2005 Stock Plan requires stockholder approval to go into effect. The complete text of the 2005 Stock Plan is set forth at the end of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2005 STOCK PLAN.

REASONS FOR ADOPTING THE NEW PLAN

        Our 1996 Stock Option Plan, which the stockholders approved in August 1997, is our only active stock option plan. Its purpose is to allow us to provide additional non-cash

PROXY STATEMENT, PAGE 4

compensation and incentives, in the form of options to purchase our common stock, to our employees, non-employee directors and consultants. It expires on August 27, 2006. Any option under the 1996 Stock Option Plan which is outstanding when the plan expires will continue to be valid until the option itself expires. As of April 12, 2005, options to purchase 4,162,956 shares were outstanding, and options to purchase 468,683 shares had been exercised. This leaves only 368,361 shares available for grant under the 1996 plan. Some options to purchase common stock are still outstanding under previous plans, but those plans are not available for granting new options.

        The board believes that our ability to continue providing equity compensation and incentives is crucial to our ability to attract, retain and motivate talented employees, non-employee directors and consultants. Also, the 1996 plan does not allow any form of equity compensation other than stock options exercisable for cash. The 2005 Stock Plan provides for additional forms stock-based compensation or stock rights, such as stock options with cashless exercise, stock appreciation rights, stock grants and securities convertible into common stock. The board believes that the added flexibility of using different types of equity compensation available under the new plan will enable us to carry out the purposes of the plan more effectively.

THE 2005 STOCK PLAN

        Purposes of the plan. The plan is intended to use ownership of our common stock to attract potential employees, directors and consultants and to induce them to work for the benefit of Palatin, and to provide additional incentive for employees, directors and consultants to promote the success of Palatin.

        Administration of the plan. The plan administrator is the board of directors, or by a committee of the board if the board chooses to delegate authority to a committee. The board or committee may also, to the extent permitted by law, delegate all or a portion of its authority to administer the plan to an individual director or to any other person, and it may revoke any such delegation of authority at any time.

        Participants. Participation in the plan is limited to those employees, non-employee directors and consultants of Palatin or its subsidiaries to whom the administrator grants any form of stock rights under the plan. We currently have 80 employees, including three executive officers and the chairman of the board, and five non-employee directors, who are eligible to participate.

        Forms of stock rights. The plan contains specific provisions for stock options and stock grants. Those provisions are explained below. The plan also allows us to grant other kinds of stock-based awards, such as stock appreciation rights and phantom stock awards. A stock appreciation right is the right to receive the value of a given number of shares of stock without actually purchasing the shares. The holder receives cash and/or stock equal to the difference between the initial share price and a subsequent market price. A phantom stock award is the right to receive shares of stock at a later date. We have not previously used any form of equity compensation or incentives other than common stock purchase options, but we will use alternative forms if the administrator determines that they would be more effective in carrying out the purposes of the plan.

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        Amendment of the plan and agreements. The shareholders may amend the plan. The administrator of the plan may also amend it at any time, however, some amendments may require stockholder approval, depending on laws, regulations and stock exchange rules in effect at the time of the amendment. For instance, under the current rules of the American Stock Exchange, on which our common stock is currently listed, shareholder approval is required for any “material” amendment to the plan. A “material” amendment under the AMEX rules currently includes:

(a) any material increase in the number of shares to be issued under the plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction);

(b) any material increase in benefits to participants, including any material change to: (i) permit a repricing (or decrease in exercise price) of outstanding options, (ii) reduce the price at which shares or options to purchase shares may be offered, or (iii) extend the duration of a plan;

(c) any material expansion of the class of participants eligible to participate in the plan; and

(d) any expansion in the types of options or awards provided under the plan.

No amendment of the plan may, without the participant’s consent, adversely affect agreements with participants under the plan that were executed before the amendment. The administrator may, with the participant’s consent, amend outstanding agreements for stock rights under the plan.

        Termination of the plan. The plan will terminate on March 10, 2015. The shareholders or the board may terminate the plan earlier, but earlier termination will not affect any agreements with participants under the plan which were executed before the termination.

        Dissolution or liquidation. All outstanding stock rights will terminate upon Palatin’s dissolution or liquidation, but the participant or the participant’s survivors will have the right to exercise the vested portion of outstanding options or to accept other stock rights immediately before the dissolution or liquidation.

        Shares subject to the plan. The plan will have an initial pool of 5,000,000 shares of our common stock available for grants. In the event of any change in our capital structure which affects our common stock, such as a stock split, stock dividend, recapitalization or business combination, the administrator will adjust the number of shares available to reflect the change (see Adjustments below). Every grant of stock-based rights, or the issuance of shares to a participant, will reduce the pool of shares available under the plan by the number of shares subject to the grant or actually issued. If any kind of grant or portion of a grant under the plan terminates for any reason without being exercised, the unissued shares subject to that grant will go back in the pool and be available again for other grants. Also, if we buy back shares (at no more than the original issuance price) which we issued under a stock grant or any other stock-based award, then the shares which we buy back will go back in the pool.

        Adjustments. Unless otherwise provided under an individual stock right, the administrator (or the board of directors of a successor to Palatin) will adjust all stock rights as follows:

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•	Stock dividends and stock splits: if we subdivide or combine our common stock, or issue a stock dividend or any make other non-cash distribution with respect to our common stock, then the administrator will proportionately increase or decrease the number of shares and/or the purchase price of shares under outstanding stock rights.

•	Corporate transactions,: if we enter into a merger, consolidation or sale of substantially all our assets, pursuant to which our securities or securities of another corporation are issued with respect to our common stock, then the administrator, or the board of directors of a successor company which assumes Palatin’s obligations, will either:

(i) continue the outstanding stock rights by making an appropriate substitution for the Palatin stock subject to the stock rights;

(ii) allow the stock rights to be exercised within a certain time prior to termination; or

(iii) terminate the stock rights in exchange for a cash payment equal to the excess of the fair market value over the exercise or purchase price of the Palatin stock subject to the stock rights.

•	Recapitalization or reorganization: if we enter into a recapitalization or reorganization, other than a corporate transaction pursuant to which our securities or securities of another corporation are issued with respect to our common stock, then upon exercising a stock right, the participant will receive the number of replacement securities which would have been issued on exercise of the stock right before the recapitalization or reorganization.

        Transfer of stock rights. Unless the administrator otherwise approves, stock rights are not transferable except by will or the laws of descent and distribution, and are exercisable only by the participant during his or her lifetime.

        Registration of shares and resale restrictions. Unless and until we register the shares to be issued under the plan with the Securities and Exchange Commission, they will be restricted shares, which the holder cannot sell or transfer without an exemption from registration requirements. We intend to register the common stock available for issuance under the plan under the Securities Act of 1933 on Form S-8.

        All employees, directors and consultants of Palatin and its subsidiaries must comply with our policy on securities trading, which includes restrictions on purchase and sale of our securities and handling of confidential information. Our securities trading policy generally restricts resale of common stock to specified “window” periods, and prohibits resale at any time when the employee or consultant possesses material non-public information about Palatin. Employees are encouraged to consult with our chief financial officer before reselling any common stock, even during a window period. Our securities trading policy does not, however, restrict the purchase of common stock from Palatin upon exercise of an option. Former employees and consultants are not bound by the securities trading policy unless they have so agreed.

STOCK OPTIONS UNDER THE 2005 PLAN

        Qualified and non-qualified options. The plan provides for the grant of options which are qualified “incentive stock options” under Section 422 of the Internal Revenue Code, and of non-qualified options, which do not meet the requirements of Section 422. Qualified options

PROXY STATEMENT, PAGE 7

can be granted only to employees, while non-qualified options can be granted to employees, non-employee directors, and consultants. Although the principal difference between qualified and non-qualified options lies in the tax consequences to the option holder (see Tax Consequences below), the qualified options are also subject to several restrictions which the plan is designed to accommodate. Those restrictions are included in the following descriptions of plan features.

        Option prices. For nonqualified options, the exercise price per share must be at least the fair market value of common stock on the date when the administrator determines the price. For qualified options, the exercise price per share must be at least the fair market value of common stock on the date of grant, except that if the recipient owns more than 10% of our outstanding common stock before the grant, the exercise price per share must be at least 110% of the fair market value of common stock on the date of grant. The “fair market value” of common stock is the closing market price of common stock on the stock exchange or in the over-the-counter market. In the event that our common stock is not being traded on an exchange or over the counter, the administrator will make a good faith determination of the fair market value. The closing market price of our common stock on April 19, 2005 was $2.16 per share. Recipients will pay us the exercise price for common stock purchasable under an option only if and when they choose to exercise the option. As part of the terms of an option grant, the administrator could require recipients to pay some consideration for the grant. We have never required such a payment in the past.

        Option vesting and expiration. The administrator determines the vesting schedule and expiration date of each option. Vesting may be on a fixed schedule, or may be subject to the occurrence of certain conditions or the attainment of stated goals or events. There is no minimum term for which an option must be exercisable. For non-qualified options, the plan does not state a maximum term. For qualified options, the maximum term is 10 years from the date of grant, except that if the recipient owns more than 10% of our outstanding common stock before the grant, the maximum term is five years from the date of grant. Although the plan itself expires on March 15, 2015, options granted before the plan expires will continue to be exercisable until the expiration date of each individual option. Options may be subject to early termination as described below.

        Exercise. An option holder may exercise all or any part of the vested portion of an option by delivering written notice, along with payment in U.S. funds by cash or check of the exercise price for the number of shares specified. At the administrator’s discretion, the holder may also pay the exercise price:

a.	by delivering Palatin common stock with a fair market value equal to the exercise price;

b.	by having us retain, from the shares otherwise issuable on exercise, the number of shares with a fair market value equal to the exercise price (a cashless exercise);

c.

by delivering a personal recourse note for the amount of the exercise price, with or without pledging the shares as collateral, bearing interest at no less than the applicable Federal rate defined in Section 1274(d) of the Internal Revenue Code;

d.	in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the administrator;

e.	by any combination of the foregoing; or

PROXY STATEMENT, PAGE 8

f.	by payment of any other consideration the Board authorizes.

        Early termination. Unless the administrator provides otherwise, if an option holder ceases to serve as an employee, non-employee director or consultant of Palatin or its affiliates, whether voluntarily or otherwise, that option holder’s non-vested options will terminate immediately, and vested options will expire within the time designated in each holder’s option agreement. For qualified options, the vested portion will expire no more than three months after termination of the relationship with Palatin. If the relationship terminated due to death or disability, the vested portion will expire one year after termination. If we terminate the relationship for “cause” (as defined below), then that holder’s outstanding options will terminate immediately. For purposes of the plan, “cause” includes dishonesty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement, and conduct substantially prejudicial to Palatin’s business.

        Tax consequences. Options granted under the plan may be either tax-qualified employee incentive stock options, or non-qualified options.

•	In the case of qualified options, neither grant nor exercise results in compensation income to the employee or a compensation deduction for the company. If the employee holds the stock issued on exercise for a holding period of at least two years after the date of grant, or one year after the exercise (whichever is longer), then upon subsequent sale of the stock, the employee will recognize as capital gains income (not compensation income) the difference between the sale price and the exercise price. If the employee sells the stock before the prescribed holding period has passed (a “disqualifying disposition”), then the employee will recognize as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. That compensation income will be added to the basis of the option stock in determining the capital gain, if any, on the disqualifying disposition. Employees who receive qualified options must agree to notify us of any disqualifying disposition.

•	In the case of non-qualified options, the grant does not result in compensation income for the option holder or a compensation deduction for the company. The exercise of a non-qualified option results in the option holder recognizing as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. The company would have a compensation deduction in the same amount.

STOCK GRANTS UNDER THE 2005 PLAN

        Stock grant terms. The administrator may grant shares of stock directly to a participant. The terms of a stock grant may require the participant to pay a specified price for the stock, or may grant the stock without any purchase price. We will not issue shares to a participant under a stock grant until the participant has accepted the terms of the grant, by signing and returning a stock grant agreement, together with the purchase price for shares, if any. The terms of a stock grant may include the right for Palatin to repurchase the stock granted for a specified period of time.

PROXY STATEMENT, PAGE 9

        Payment for stock under a stock grant. If a stock grant requires payment for the shares granted, the participant may pay the price in U.S. funds by cash or check for the number of shares specified. At the administrator’s discretion, the holder may also pay the exercise price:

•	by delivering Palatin common stock with a fair market value equal to the purchase price;

•	by delivering a personal recourse note for the amount of the exercise price, with or without pledging the shares as collateral, bearing interest at no less than the applicable Federal rate defined in Section 1274(d) of the Internal Revenue Code; or

•	by any combination of the foregoing.

        Early termination. If a participant ceases to serve as an employee, non-employee director or consultant of Palatin or its affiliates, whether voluntarily or otherwise, any offered stock grants which the participant has not accepted will terminate immediately. As to accepted stock grants, we will continue to be able to exercise our repurchase rights (if any) until they lapse under the terms of the stock grant agreement. If we terminate the relationship for “cause” (as defined below), then we will immediately have the right to repurchase any stock issued under a stock grant, for the original purchase price. For purposes of the plan, “cause” includes dishonesty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement, and conduct substantially prejudicial to Palatin’s business.

OPTIONS GRANTED TO MANAGEMENT AND EMPLOYEES

        There are no stock rights outstanding under the 2005 Stock Plan. The following table shows all outstanding options as of April 20, 2005, whether currently exercisable or not, granted under the 1996 Stock Option Plan to our officers, directors and employees. This table does not include options to purchase a total of 132,834 shares granted to various consultants.

[TABLE APPEARS ON FOLLOWING PAGE]

PROXY STATEMENT, PAGE 10

OUTSTANDING OPTIONS TABLE - 1996 STOCK OPTION PLAN

Name and Position	Number of Option Shares
Carl Spana, Ph.D., president, chief executive officer and director (1)	780,000
Stephen T. Wills, MST, CPA, executive vice president and chief financial officer, secretary and treasurer	651,250
Shubh D. Sharma, Ph.D., vice president and chief technical officer(2)	180,000
John K.A. Prendergast, Ph.D., director and chairman of the board (3)	406,667
Perry B. Molinoff, M.D., director	274,583
Robert K. deVeer, Jr., director	214,440
Zola P. Horovitz, Ph.D., director	105,000
Robert I. Taber, Ph.D., director	100,000
Errol de Souza, Ph.D., director	58,750
THREE EXECUTIVE OFFICERS AS A GROUP:	1,611,250
SIX NON-EXECUTIVE DIRECTORS AS A GROUP:	1,159,440
NON-MANAGEMENT EMPLOYEES AS A GROUP: (4)	1,259,432
_________________________
(1)	Does not include options to purchase 100,962 shares which Dr. Spana holds under other plans.
(2)	Does not include options to purchase 14,515 shares which Dr. Sharma holds under other plans.
(3)	Includes options granted to Summercloud Bay, Inc., a consulting firm of which Dr. Prendergast is the president and sole stockholder.
(4)	Does not include options to purchase 3,456 shares which non-management employees hold under other plans.

INTEREST OF MANAGEMENT IN PLAN APPROVAL

        We have not granted or agreed to grant any options to management other than the outstanding options shown in the table above. If the stockholders approve the 2005 Stock Plan, we expect to continue granting options in accordance with our current compensation policies.

Executive option grants. Our current employment agreements with executive officers do not require us to grant options. However, our current executive compensation practices include annual bonus compensation, which usually includes option grants to executive officers. The Summary Compensation Table on page 13 shows the amount of options granted to executive officers in fiscal years 2002, 2003 and 2004. During the fiscal year ended June 30, 2004, we granted options to our current executive officers totaling 230,000 shares. For a description of our current executive compensation practices, see the Compensation Committee Report starting on page 17.

Grants to chairman. Dr. Prendergast, the chairman of the board, is also an employee of Palatin, but not an executive officer. Our current employment agreement with Dr.

PROXY STATEMENT, PAGE 11

Prendergast does not require us to grant options. In fiscal 2004, we granted an option to Dr. Prendergast for 50,000 shares.

Non-employee directors’ initial option grants. When a non-employee director is first elected to the board, he receives an option to purchase an amount of common stock determined by the board, up to 20,000 shares, at the market value on the date of grant. These options vest as to 25% of the option per year, starting on the date of grant. They expire 10 years from the date of grant.

Non-employee directors’ annual option grants. Each non-employee director receives on July 1 of each year an option to purchase 20,000 shares of common stock at the closing price on June 30. These options vest in 12 monthly installments, starting on the last day of July, and expire ten years from the date of grant. Messrs. deVeer, Horovitz, Taber and De Souza each received an option on July 1, 2004, to purchase 20,000 shares at $4.21 per share, the closing price on June 30, 2004. The July 1, 2004 annual option grant did not apply to Dr. Molinoff, with whom we had a consulting agreement.

Management’s interest in stockholder approval of the 2005 Stock Plan includes the ability to receive option grants in accordance with our compensation policies. See the Compensation Committee Report below.

EXECUTIVE COMPENSATION

Summary compensation table. The following table summarizes the compensation paid to our chief executive officer and the other named executive officers for the last three fiscal years. With respect to the persons and periods covered in the following table, we made no restricted stock awards, have no outstanding stock appreciation rights ("SARs") and have no long-term incentive plan ("LTIP").

[TABLE APPEARS ON FOLLOWING PAGE]

PROXY STATEMENT, PAGE 12

SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                                                 Compensation
                                                                ---------------
                                       Annual Compensation          Awards
                                ----------------------------    ----------------     -----------
                                                                                      All other
Name and                                                            Option             Compen-
Principal Position     Year           Salary        Bonus          Shares(1)           sation
------------------     ----           ------        -----          ---------         -----------

Carl Spana, Ph.D.,     2004          $320,000    $50,000(2a)        100,000            $3,805(3)
chief executive        2003          $290,000    $50,000(2b)        100,000            $3,543(4)
officer                2002          $291,042(5)     --             100,000(6)        $58,305(7)

Stephen T. Wills,      2004          $260,000    $40,000(2a)         80,000           $19,107(8)
CPA, MST, chief        2003          $225,000    $40,000(2b)         80,000           $18,131(9)
financial officer      2002          $226,833(5)     --              70,000(6)        $16,472(10)

Shubh D. Sharma,       2004          $185,000    $23,333(2a)         50,000           $19,107(11)
Ph.D., vice            2003          $165,000    $23,333(2b)         30,000           $17,081(12)
president and chief    2002          $162,083        --              35,000(5)        $13,091(13)
technical officer

Perry B. Molinoff,     2004           $90,372    $26,667(2a)         50,000            $8,305(15)
M.D., executive        2003          $250,000    $26,667(2b)         60,000           $17,665(16)
vice president of      2002          $205,715        --                --             $46,192(17)
research &
development(14)

___________________

(1)	The security underlying all options listed is common stock.

(2a)	Bonus earned and paid in fiscal year 2004.

(2b)	Bonus earned in fiscal year 2003 and paid in fiscal year 2004.

(3)	Includes 401(k) matching contributions of $2,800 and life/disability insurance premiums of $1,005.

(4)	Includes 401(k) matching contributions of $2,538 and life/disability insurance premiums of $1,005.

(5)	Includes one pay period of retroactive FY 2001 base salary earnings paid in FY 2002.

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(6)	Options granted in fiscal year 2002 relate to compensation for fiscal year 2001. No options were granted relative to fiscal 2002.

(7)	Includes a relocation benefit of $55,000, 401(k) matching contributions of $2,300 and life/disability insurance premiums of $1,005.

(8)	Includes health insurance premiums of $11,952, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $6,150.

(9)	Includes health insurance premiums of $11,126, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $6,000.

(10)	Includes health insurance premiums of $10,248, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $5,219.

(11)	Includes health insurance premiums of $11,952, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $6,150.

(12)	Includes health insurance premiums of $11,126, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $4,950.

(13)	Includes health insurance premiums of $10,248, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $1,838.

(14)	Dr. Molinoff resigned as an officer effective November 3, 2003.

(15)	Includes health insurance premiums of $3,639, life/disability insurance premiums of $355 and 401(k) matching contributions of $4,311.

(16)	Includes health insurance premiums of $10,660, life/disability insurance premiums of $1,005 and 401(k) matching contributions of $6,000.

(17)	Includes a relocation benefit of $32,809, health insurance premiums of $8,482, life/disability insurance premiums of $838 and 401(k) matching contributions of $4,063.

        Option grants in last fiscal year. The following table shows options granted to our named executive officers during the fiscal year ended June 30, 2004. All of the options listed were granted under our 1996 stock option plan, and the underlying security is common stock. All options granted in fiscal 2004 vested as to one third of the shares on the date of grant, and will vest as to the remaining two thirds of the shares only upon achievement of performance objectives. The exercise price for each option is equal to the market price of common stock on the date of grant. We have not granted any SARs.

[TABLE APPEARS ON FOLLOWING PAGE]

PROXY STATEMENT, PAGE 14

OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
     ------------------------------------------------------------------------------------|
                                                                                         |   Potential Realizable
                               Number of       % of Total                                |     Value at Assumed
                              Securities         Options                                 |     Annual Rates of
                              Underlying       Granted to      Exercise                  |       Stock Price
                                Options         Employees       or Base                  |     Appreciation for
                                Granted         in Fiscal        Price       Expiration  |       Option Term*
             Name                 (#)             Year          ($/Sh)         Date      |      5%($) 10%($)
     ---------------------  ---------------  ---------------  -----------  --------------|-----------------------
     Carl Spana                100,000           17.6%          $3.24        07/16/2013  |    $203,760 $516,370
     Stephen T. Wills           80,000           14.1%          $3.24        07/16/2013  |    $163,008 $413,096
     Shubh D. Sharma            50,000            8.8%          $3.24        07/16/2013  |    $101,880 $258,185
     Perry B. Molinoff          50,000            8.8%          $3.24        07/16/2013  |    $101,880 $258,185

_________________

*	“Potential realizable value” is shown in response to SEC rules which require the information, for illustration purposes only. The values shown are not representations or projections of future stock prices or the future value of our common stock.

        Aggregated option exercises and fiscal year-end option values. No executive officer exercised any options during the fiscal year ended June 30, 2004. We have not granted any SARs. Fiscal year-end values in the following table are based on the closing price for the common stock, as reported on AMEX on June 30, 2004, of $4.21 per share.

AGGREGATED OPTION EXERCISES
AND FISCAL YEAR-END OPTION VALUES

                                                                                       Value of
                                                     Shares Underlying               Unexercised
                       Shares                           Unexercised                  In-the-Money
                      Acquired                          Options at                    Options at
                         on         Value          Fiscal Year 2004 End          Fiscal Year 2004 End
        Name          Exercise     Realized     Exercisable  Unexercisable    Exercisable  Unexercisable
------------------  ------------ ------------  ----------------------------  -----------------------------
Carl Spana               0            $0         797,628          83,334        $797,876      $122,168
Stephen T. Wills         0            $0         584,583          66,667        $489,941       $97,734
Shubh D. Sharma          0            $0         148,032          46,667         $85,550       $46,350
Perry B. Molinoff        0            $0         261,250             0          $150,650            $0

Ten-year option repricings. We did not adjust or amend the exercise price of any stock options during the fiscal year ended June 30, 2004. We have not granted any SARs. The following table shows all option repricings for all executive officers at any time during the last 10 years.

PROXY STATEMENT, PAGE 15

TEN-YEAR OPTION REPRICINGS

                                     Number of      Market                                  Length of
                                    Securities     Price of      Exercise                   Original
                                    Underlying     Stock at      Price at                  Option Term
                                      Options      Time of        Time of       New       Remaining at
                                    Repriced or  Repricing or  Repricing or   Exercise       Date of
                                      Amended     Amendment      Amendment     Price      Repricing or
Name                      Date          (#)          ($)            ($)         ($)         Amendment
---------------------- -----------  ------------ ------------ -------------- ---------  ------------------
Carl Spana               3/24/98      74,196        $6.25          $4.96       $1.00    8 years 3 months
Charles Putnam (1)       3/24/98      74,196        $6.25          $4.96       $1.00    8 years 3 months
Edward J. Quilty (2)     3/24/98       7,803        $6.25          $4.96       $0.20    9 years 2 months
Edward J. Quilty         9/27/96      70,257        $10.50         $5.42       $0.20    8 years 3 months
----------------------

(1)     Former executive vice president and chief operating officer.

(2)     Former president and chief executive officer.

EMPLOYMENT AGREEMENTS

        Carl Spana, Ph.D. and Stephen T. Wills. Dr. Spana and Mr. Wills each entered into an employment agreement with us for a two-year period commencing October 1, 2003. Dr. Spana is serving as chief executive officer and president at a salary of $320,000 per year. Mr. Wills is serving as chief financial officer at a salary of $265,000 per year. Each agreement also provides for:

•	annual bonus compensation, in an amount to be decided by the compensation committee and approved by the board, based on achievement of yearly objectives; and

•	participation in all benefit programs that we establish, to the extent the employee’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

Each agreement allows us or the employee to terminate the agreement upon written notice, and contains other provisions for termination by the company for “cause,” or by the employee for “good reason” or due to a “change in control” (as these terms are defined in the employment agreements). Early termination may, in some circumstances, result in severance pay at the salary then in effect, for a period of 24 months (Spana) or 18 months (Wills), plus continuation of medical and dental benefits then in effect for 18 months. Termination following a change in control will result in a lump sum payment of two times (Spana) or one and one-half times (Wills) the salary then in effect, continuation of medical and dental benefits then in effect for 18 months, and immediate vesting of all stock options. Each agreement includes non-competition, non-solicitation and confidentiality covenants.

        Shubh D. Sharma, Ph.D. Dr. Sharma entered into an employment agreement with us for a two-year period commencing October 1, 2003. Dr. Sharma is serving as a vice president and chief technical officer at a salary of $185,000 per year. His agreement also provides for:

PROXY STATEMENT, PAGE 16

•	bonus compensation based on completion of proprietary peptide libraries, and discretionary incentive bonuses in an amount to be decided by the company; and

•	participation in all benefit programs that we establish, to the extent the employee’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

The agreement allows us or the employee to terminate the agreement upon written notice, and contains other provisions for termination by the company for “cause” (as defined in the agreement). Early termination may, in some circumstances, result in severance pay at the salary then in effect, for a period of nine months. The agreement includes non-competition and confidentiality covenants.

        Perry B. Molinoff, M.D. Dr. Molinoff entered into an employment agreement with us for a two-year period commencing September 4, 2001. His agreement automatically renewed for a one-year period unless terminated at least 30 days before the anniversary date. Dr. Molinoff served as executive vice president of research and development at a salary of $265,000 per year. He resigned as an officer effective November 3, 2003, in order to accept appointment to the position of Vice Provost for Research at the University of Pennsylvania. He therefore no longer receives compensation or benefits under his employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION INCOMPENSATION
DECISIONS

        During the fiscal year ended June 30, 2003, Mr. deVeer, Dr. Horovitz and Kevin S. Flannery, a former director, served on the compensation committee. During the fiscal year ended June 30, 2004, Mr. deVeer, Dr. Horovitz, Dr. Taber and Dr. De Souza served on the compensation committee.

        There are no compensation committee interlocks with other companies.

COMPENSATION COMMITTEE REPORT

        The compensation committee of the board makes recommendations to the board about compensation of executive officers. The committee also administers the 1996 stock option plan and may grant options to non-management employees and consultants, but it is the board’s policy to have the full board review and approve all option grants which the committee recommends for executive officers and directors. The committee also reviews and makes recommendations to the board concerning proposed employment agreements with executive officers. The committee evaluates performance and determines compensation policies and levels for executive officers. The members of the compensation committee are not, and have never been, employees or executive officers of Palatin. Mr. deVeer has served on the committee since August 2000, Dr. Horovitz has served on the committee since February 2001, and Dr. Taber has served on the committee since October 2003. Mr. Flannery served on the committee from August 2000 until his resignation as a director effective October 14, 2003.

        Executive compensation policy. Competition for qualified senior management personnel in Palatin’s industry is intense. In order to attract and retain qualified personnel, Palatin must offer compensation which is both comparable to similarly situated companies in current salary

PROXY STATEMENT, PAGE 17

and benefits, and includes the potential for substantial rewards if Palatin is successful over the long term. Palatin’s aim is to attract, retain and reward executive officers and other key employees who contribute to its long-term success and to motivate those individuals to enhance long-term stockholder value. It is Palatin’s policy to enter into employment agreements with executive officers, preferably with an initial term of two years. To establish this relationship between executive compensation and creation of stockholder value, the board has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of the compensation philosophy are:

·	Palatin pays compensation at levels competitive with other biotechnology companies with which Palatin competes for talent.

·	Palatin maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

·	Palatin provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to Palatin’s business challenges and opportunities as owners and not just as employees.

        Determining executive compensation. The committee usually meets twice per year to review how well management compensation is serving Palatin’s goals, to make recommendations to the board for any adjustments, and to recommend annual compensation for the coming year. Palatin’s chief financial officer and human resources manager gather and report on information about compensation levels in comparable companies. We review the performance of each executive officer and the financial condition of the company. We then consider the following major components of executive compensation:

Base salary. The employment agreement with each executive sets an initial base salary, which is competitive in our industry, given the executive’s experience and qualifications, at the time we enter into the agreement. The committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices. If salaries at comparable companies appear to have increased, we recommend similar increases, but only if each executive’s historical performance warrants an increase and if the increase is prudent in view of Palatin’s financial condition.

Annual bonus. In addition to the competitive base salary, we intend to reward executives each year for the achievement of specific goals, which may be financial, operational or technological. We consider objectively measurable goals, such as obtaining new investment capital, negotiating valuable contracts, or meeting regulatory requirements, and more subjective goals, such as quality of management performance and consistency of effort. Palatin’s objectives consist of operating, strategic and financial goals that the board considers to be critical to Palatin’s overall goal: building stockholder value. Our recommendations for cash bonuses also take into account Palatin’s liquidity and capital resources at the time. Until Palatin’s operations generate substantial income, we may recommend bonuses which consist partly or mainly of stock options. Stock options

PROXY STATEMENT, PAGE 18

granted as part of bonus compensation will usually be immediately exercisable, or will vest over a shorter time than other incentive options.

Long-term incentives. At present, Palatin’s only long-term incentive program is its 1996 stock option plan. Palatin does not have a defined benefit pension plan, and contributions to executives’ accounts under Palatin’s 401(K) plan are limited by federal tax regulations. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the plan is at least 100% of fair market value of the common stock on the date of grant. Employees receive value from these grants only if the common stock appreciates over the long-term. We determine the size of option grants based on competitive practices at leading companies in the biotechnology industry and Palatin’s philosophy of significantly linking executive compensation with stockholder interests.

        Fiscal year 2004 compensation. During the fiscal year ended June 30, 2004, we entered into new employment agreements with Dr. Spana, Mr. Wills and Dr. Sharma, with annual base salaries of $320,000 per year for Dr. Spana, $260,000 for Mr. Wills and $185,000 for Dr. Sharma. The base salaries for these executive officers, as provided in their employment agreements, reflect comparable salary figures for the industry, necessary to engage and retain individuals with their skills. Stock option grants for the executive officers reflected achievement of corporate and development goals. Starting December of 2002, we have made the vesting of a majority of the options granted to our executive officers contingent on achievement of performance objectives. We granted cash bonuses with respect to fiscal 2003, but did not pay out these bonuses until the first quarter of fiscal 2004.

        The base salary, bonus and grants of stock options for our CEO, Carl Spana, Ph.D., were determined in accordance with the criteria described above under “Determining executive compensation.” Dr. Spana’s compensation reflects the board’s subjective assessment of (1) his performance, (2) his skills in relation to other CEOs in Palatin’s industry, and (3) the board’s assessment of Palatin’s performance. Considering these factors, the committee set Dr. Spana’s base annual salary at $320,000 when we entered into our employment agreement with him effective October 1, 2003.

        Certain Tax Considerations. Section 162(m) of the Internal Revenue Code limits the company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

PROXY STATEMENT, PAGE 19

        The committee believes that at the present time it is unlikely that the compensation paid to any executive officer in a taxable year will exceed $1 million. Therefore, the board has not established a policy for determining which forms of incentive compensation awarded to executive officers will be designed to qualify as “performance based compensation.”

SUBMITTED BY THE COMPENSATION COMMITTEE

Robert I. Taber, Chairman
Robert K. deVeer, Jr.
Zola P. Horovitz, Ph.D.
Errol De Souza, Ph.D.

STOCK PERFORMANCE GRAPH

        The following graph compares the yearly change in the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Biotechnology Index for the last five fiscal years, ending June 30, 2004. The graph assumes the investment of $100 in each stock or index on June 30, 1999, and the reinvestment of any dividends (we have never paid a dividend).

stock or index:         6/99        6/00         6/01        6/02         6/03          6/04
---------------         ----        ----         ----        ----         ----          ----
Palatin common        $100.00     $153.42       $94.25       $43.40       $69.92        $92.27
Nasdaq composite      $100.00     $147.65       $80.46       $54.47       $60.41        $76.24
Nasdaq biotech        $100.00     $239.88      $199.86      $100.56      $132.53       $149.70

PROXY STATEMENT, PAGE 20

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

        The tables below show the beneficial stock ownership and voting power, as of April 12, 2005, of:

•	each director, each of the named officers, and all current directors and officers as a group; and

•	all persons who, to our knowledge, beneficially own more than five percent of the common stock or Series A preferred stock.

“Beneficial ownership” here means direct or indirect voting or investment power over outstanding stock and stock which a person has the right to acquire now or within 60 days after April 12, 2005. Please see the footnotes for more detailed explanations of the holdings. Except as otherwise noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and investment power over all shares listed.

        The common stock has one vote per share and the Series A preferred stock has approximately 38.02 votes per share. Voting power is calculated on the basis of the aggregate of common stock and Series A preferred stock outstanding as of April 12, 2005. On April 12, 2005, 54,049,039 shares of common stock and 11,697 shares of Series A preferred stock were outstanding.

        The address for all members of our management is c/o Palatin Technologies, Inc., 4C Cedar Brook Drive, Cranbury, NJ 08512. Addresses of other beneficial owners are in the footnotes to the table of beneficial owners.

[TABLE APPEARS ON FOLLOWING PAGE]

PROXY STATEMENT, PAGE 21

                                              MANAGEMENT:

                                                                                      Percent of
                                                                         Percent of    Voting
Class    Name of Beneficial Owner                              Shares      Class       Power
------------------------------------------------------------------------------------------------
Common   Carl Spana, Ph.D.                                    907,635 (1)   1.7%         *
Common   Stephen T. Wills                                     666,750 (2)   1.2%         *
Common   Shubh D. Sharma, Ph.D.                               194,530 (3)    *           *
Common   John K.A. Prendergast, Ph.D.                         407,840 (4)    *           *
Common   Perry B. Molinoff, M.D.                              281,250 (5)    *           *
Common   Robert K. deVeer, Jr.                                213,773 (6)    *           *
Common   Zola P. Horovitz, Ph.D.                              108,333 (7)    *           *
Common   Robert I. Taber, Ph.D.                               100,833 (8)    *           *
Common   Errol DeSouza, Ph.D.                                  52,083 (9)    *           *
Common   All current directors and executive officers
         as a group (nine persons):                         2,934,877 (10)  5.2%         *

_________________

*Less than one percent.

(1)     Includes 880,962 shares which Dr. Spana has the right to acquire under options.

(2)     Includes 651,250 shares which Mr. Wills has the right to acquire under options.

(3)     Includes 194,515 shares which Dr. Sharma has the right to acquire under options.

(4)     Includes 394,167 shares which Dr. Prendergast has the right to acquire under options.

(5)     Includes 271,250 shares which Dr. Molinoff has the right to acquire under options.

(6)     Includes 212,773 shares which Mr. deVeer has the right to acquire under options.

(7)     Includes 105,333 shares which Dr. Horovitz has the right to acquire under options.

(8)     Includes 95,833 shares which Dr. Taber has the right to acquire under options.

(9)     Shares which Mr. DeSouza has the right to acquire under options.

(10)     Includes 2,837,186 shares which directors and officers have the right to acquire under options.

PROXY STATEMENT, PAGE 22

                                         5% OR GREATER BENEFICIAL OWNERS:

                                                                                     Percent of
                                                                         Percent of   Voting
Class        Name of Beneficial Owner                           Shares     Class      Power
-----------------------------------------------------------------------------------------------
Common       ProQuest(1)                                    6,161,972 (2)  11.1%       9.0%
Common       Lurie Investments(3)                           4,285,984 (4)   7.8%       6.5%
Series A
Preferred    J.F. Shea Co., Inc.(5)                             5,000      42.7%        *

_________________

*Less than one percent.

(1)

Includes the ownership of ProQuest Investments, L.P., ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P. and ProQuest Companion Fund, L.P. ProQuest Associates LLC is the general partner of ProQuest Investments, L.P. and ProQuest Companion Fund, L.P. ProQuest Associates II LLC is the general partner of ProQuest Investments II, L.P. and ProQuest Investments II Advisors Fund, L.P. Address is 600 Alexander Park, Suite 204, Princeton, NJ 08540.

(2)	Includes 1,232,395 shares which the ProQuest entities have the right to acquire under warrants.

(3)

Includes the ownership of Lurie Investment Fund, LLC, ALFATECH, LLC, and WASK Investments, LLC. Mark Slezak is the investment manager for all three entities. Address is c/o Lurie Investments, 2 N. Riverside Plaza, Suite 1500, Chicago, IL 60606.

(4)	Includes 766,197 shares which Lurie Investment Fund, LLC, ALFATECH, LLC, and WASK Investments, LLC have the right to acquire under warrants.

(5)	Address is 655 Brea Canyon Road, Walnut, CA 91789.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        John K.A. Prendergast, Ph.D. Dr. Prendergast is the president and sole stockholder of Summercloud Bay, Inc., a corporation with which we had a consulting agreement to provide strategic and technology consulting services. During the fiscal year ended June 30, 2004, we paid a total of $43,125 plus expenses to Summercloud Bay, Inc. for consulting services. The consulting agreement terminated June 30, 2004. In July 2003, we entered into an employment agreement with Dr. Prendergast under which he serves as chairman of the board. During the fiscal year ended June 30, 2004, he received a salary of $45,000 per year. Effective July 1, 2004, his salary is $50,000 per year. In addition, he may participate in all health benefit programs that we establish, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate.

        Perry B. Molinoff, M.D. Upon his resignation effective November 3, 2003, in order to accept a position as Vice Provost for Research at the University of Pennsylvania, we agreed to extend the expiration date of Dr. Molinoff’s currently vested stock options until 90 days after the end of his tenure as a director. The options would otherwise have expired 90 days after his resignation as an officer. In addition, as consideration for his services as a director and for continuing as a consultant, we agreed to grant him a stock option to purchase 50,000 shares of common stock at $3.45 per share, the closing market price on November 3, 2003. We have

PROXY STATEMENT, PAGE 23

entered into a consulting agreement with Dr. Molinoff under which we pay him $5,000 per month for consulting services. The consulting agreement expires November 3, 2004.

        Kevin S. Flannery. Effective October 14, 2003, the date of his resignation as a director, in consideration for his past services as a director and for mutual waivers and releases, we entered into an agreement with Mr. Flannery which provides for:

•	a stock option grant for 22,500 shares with an exercise price of $4.46 per share, which expired March 31, 2005;

•	immediate vesting of all his stock options; and

•	removal of any restriction on transfer of his stock options and underlying shares (other than restrictions which may be required by federal or state securities laws).

OTHER ITEMS OF BUSINESS

        We are not aware of any matters, other than the items of business discussed in this proxy statement, that may come before the meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of stockholders, such proposals must be received at our executive offices, 4C Cedar Brook Drive, Cranbury, NJ 08512, not later than July 1, 2005. Proposals should be directed to the attention of the Secretary.

        For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit proxies to be voted at the discretion of the management if (a) we receive notice of the proposal before the close of business on September 13, 2005 and we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) we did not receive notice of the proposal prior to September 13, 2005.

PROXY STATEMENT, PAGE 24

INFORMATION INCORPORATED BY REFERENCE

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement in whole or in part, the audit committee report, the compensation committee report and the stock performance graph which follows the compensation committee report will not be deemed to be incorporated by reference into any such filing.

        Your cooperation in giving this matter your immediate attention and returning your proxy card is greatly appreciated.

        By order of the board of directors,

By order of the board of directors,

Stephen T. Wills, Secretary
April 22, 2005

PROXY STATEMENT, PAGE 25

PALATIN TECHNOLOGIES, INC.

2005 STOCK PLAN

1. DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Palatin Technologies, Inc. 2005 Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means Palatin Technologies, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such date is not a trading day, the last market trading day prior to such date;

2005 STOCK PLAN, PAGE 1

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Palatin Technologies, Inc. 2005 Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or equity based award which is not an Option or Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or Stock-Based Award.

2005 STOCK PLAN, PAGE 2

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.     PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.     SHARES SUBJECT TO THE PLAN.

        The number of Shares which may be issued from time to time pursuant to this Plan shall be 5,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

        If an Option ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.

4.     ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.

Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

2005 STOCK PLAN, PAGE 3

e.

Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.     ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.     TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

2005 STOCK PLAN, PAGE 4

A.

Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.

Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

b.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

c.

Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

d.

Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

B.

ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

2005 STOCK PLAN, PAGE 5

i.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

i.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.

Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.     TERMS AND CONDITIONS OF STOCK GRANTS.

        Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)

Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

2005 STOCK PLAN, PAGE 6

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)

Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.     TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Board shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.     EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c)  at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such Shares as collateral, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above, or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Board may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

2005 STOCK PLAN, PAGE 7

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

10.     ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock-Based Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

        The Company shall then, if required pursuant to the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

2005 STOCK PLAN, PAGE 8

        The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.     RIGHTS AS A SHAREHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.     ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.     EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.

A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

2005 STOCK PLAN, PAGE 9

b.

Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.

The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.

Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.

A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.

Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.     EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

        Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.

For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential

2005 STOCK PLAN, PAGE 10

b.

information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.

Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.     EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b.

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

        A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

2005 STOCK PLAN, PAGE 11

16.     EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b.

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

        If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.     EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

        In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

        For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

        In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

2005 STOCK PLAN, PAGE 12

18.     EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

19.     EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

        Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

b.

For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.

Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

2005 STOCK PLAN, PAGE 13

20.     EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.     EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.     PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.

The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

2005 STOCK PLAN, PAGE 14

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.

At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.     DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24. ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

    A.        Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Paragraphs 3 and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

    B.        Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the

2005 STOCK PLAN, PAGE 15

Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

        With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

    C.        Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company, other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

    D.        Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24 and, subject to Paragraph 4, its determination shall be conclusive.

    E.        Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may

2005 STOCK PLAN, PAGE 16

refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

25.     ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.     FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.     CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28. WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any,

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or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.     NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.     TERMINATION OF THE PLAN.

        The Plan will terminate on March 10, 2015, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.     AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or

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her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.     EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.     GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

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